UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 2, 2015

SMART & FINAL STORES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36626	80-0862253
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Citadel Drive, Commerce, CA	90040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (323) 869-7500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On October 2, 2015, Smart & Final Stores, Inc. (the “Company”) announced that Smart & Final Stores LLC (“Smart & Final”), an indirect subsidiary of the Company, has entered into an Asset Purchase Agreement (“Purchase Agreement”) whereby Smart & Final has agreed to become a “stalking horse bidder” to acquire certain assets, including 28 store leases and related assets, of Haggen Operations Holdings, LLC and Haggen Opco South, LLC (together, “Haggen”), for a purchase price of $56 million, subject to certain adjustments (the “Acquisition”).

Haggen has filed the Purchase Agreement with the United States Bankruptcy Court for the District of Delaware (the “Court”) along with Haggen’s motion seeking the establishment of bid procedures for an auction that allows other qualified bidders to submit higher or otherwise better offers, as required under Section 363 of the U.S. Bankruptcy Code. The closing of the Acquisition, which remains subject to higher or otherwise better offers, approval by the Court and customary closing conditions, would be expected to close in the Company’s fourth quarter of 2015.  If Haggen accepts an alternative offer other than pursuant to the Purchase Agreement, Smart & Final will be entitled to be paid a break-up fee and a reimbursement of its transaction expenses.

Pursuant to the Purchase Agreement, Smart & Final will acquire certain leasehold interests in California and Nevada, as well as associated improvements, fixtures, equipment, permits and licenses, and will assume certain specified liabilities of Haggen.  Haggen will retain inventory, pharmacy assets, prescription files and certain other assets with respect to each of the stores.

The foregoing description of the terms of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is included as Exhibit 99.1 hereto and incorporated herein by reference in its entirety.

On October 5, 2015, the Company issued a press release in connection with the foregoing.  The text of the press release is included as Exhibit 99.2 to this Form 8-K.

Forward Looking Statements

Certain statements contained in this Form 8-K contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or, in each case, their negative, or other variations or comparable terminology. The Company derives many of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While the Company believes that its assumptions are reasonable, it is difficult to predict the impact of known factors and it is impossible to anticipate all factors that could affect actual results. Any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made.

The information contained in this Form 8-K, including Exhibits 99.1 and 99.2 hereto, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 8.01 shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits:

Exhibit Number	Description
99.1	Asset Purchase Agreement, dated as of October 2, 2015, by and between Haggen Operations Holdings, LLC, Haggen Opco South, LLC and Smart & Final Stores, LLC

99.2	Press Release, dated October 5, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART & FINAL STORES, INC

Date: October 5, 2015

	By:	/s/ Richard N. Phegley
	Name:	Richard N. Phegley
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Asset Purchase Agreement, dated as of October 2, 2015, by and between Haggen Operations Holdings, LLC, Haggen Opco South, LLC and Smart & Final Stores, LLC

99.2	Press Release, dated October 5, 2015